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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

ACNB Corporation
Gettysburg, Pennsylvania

        We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to the Form S-4 of our report dated March 9, 2018, relating to the 2017 consolidated financial statements of ACNB Corporation appearing in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2018.

        We also consent to the reference to us under the caption "Experts" in the Registration Statement.

/s/ BDO USA, LLP

BDO USA, LLP
Philadelphia, Pennsylvania

October 16, 2019

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm